UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025 (February 26, 2025)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, RBB Bancorp (the “Company”) and its wholly-owned subsidiary, Royal Business Bank (the “Bank”), entered into an Agreement and Release of Claims (the “Retirement Agreement”) with Mr. David Morris, the Company’s Chief Executive Officer, confirming the terms of his retirement and voluntary termination of his employment following the next annual meeting of the Company’s shareholders, which is expected to be held May 21, 2025.

Pursuant to the terms of the Retirement Agreement, Mr. Morris will receive a retirement package that supersedes the terms of his Employment Agreement with the Company and the Bank dated April 17, 2017, as amended. The Retirement Agreement provides, among other things, a separation payment equal to (x) his then current base salary through May 31, 2025, (y) reimbursement of his and his spouse’s Medicare costs through December 31, 2025, or until he has found employment (whichever occurs first) and (z) in the event a change-in-control occurs in 2025, a payment equal to his most recent annual salary and immediate vesting of all of his then existing equity awards. In addition, all of Mr. Morris’ unvested equity awards will be subject to continued vesting during his tenure on the Company’s and the Bank’s boards of directors (the “Boards”) and will immediately vest should his membership on the Boards cease for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: April 10, 2025	By:	/s/ Lynn Hopkins
Lynn Hopkins
Chief Financial Officer